UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2010

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111
1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01:	Other Events

On August 17, 2010, the Florida Public Service Commission (FPSC) voted to approve the stipulation entered into on July 20, 2010 by Tampa Electric Company and the intervenors in FPSC Docket No. 090368-EI “Review of the continuing need and cost associated with Tampa Electric Company’s 5 Combustion Turbines and Big Bend Rail Facility” and Tampa Electric’s 2008 base rate proceeding. As previously reported, this stipulation resolves all issues in the above docket and all issues in the intervenors appeal of the FPSC’s 2009 decision in Tampa Electric’s base rate proceeding pending before the Florida Supreme Court. Therefore, the FPSC’s approval of the stipulation enables the docket related to the base rate proceeding to be closed, subject to a final order by the FPSC, which is expected in September, and the expiration of a 30-day appeal period. The terms of the stipulation remain as previously reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECO ENERGY, INC. (Registrant)

Date: August 18, 2010	By:	/s/ David E. Schwartz
David E. Schwartz
Vice President-Governance, Associate General Counsel and Corporate Secretary

TAMPA ELECTRIC COMPANY (Registrant)

Date: August 18, 2010	By:	/s/ David E. Schwartz
David E. Schwartz
Secretary